UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/28/2007

Hoku Scientific, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51458

Delaware	99-0351487
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1075 Opakapaka St.
Kapolei, HI 96707
(Address of principal executive offices, including zip code)

808-682-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Amendment of Supply Agreement with Sanyo Electric Co., Ltd.

On January 17, 2007 Hoku Scientific, Inc. and Sanyo Electric Co., Ltd., or Sanyo, entered into a Supply Agreement for the sale and delivery of polysilicon, or the Sanyo Supply Agreement. On September 5, 2007, we entered into an assignment and assumption agreement with Hoku Materials, Inc., our wholly-owned subsidiary, for the transfer of all of our right, title and interest in the Sanyo Supply Agreement to Hoku Materials. On December 28, 2007, Hoku Materials and Sanyo entered into Amendment No. 3 to the Supply Agreement, or Amendment No. 3. Under Amendment No. 3, Sanyo or Hoku may terminate the Sanyo Supply Agreement if, on or before February 15, 2008, Hoku Materials has not raised $100 million in gross aggregate proceeds from long-term bank debt, the issuance of equity securities, or polysilicon customer prepayments, or any combination thereof, to procure its planned polysilicon production plant in Pocatello, Idaho. The Sanyo Supply Agreement, as previously amended on October 12, 2007, by Amendment No. 2 to Supply Agreement, required Hoku Materials to obtain such financing on or before December 31, 2007.

The Sanyo Supply Agreement and Amendment No. 1 to Supply Agreement are filed as Exhibits 10.42 and 10.44, respectively, to our Annual Report on Form 10-K for the fiscal year ended March 31, 2007, filed with the Securities and Exchange Commission on June 29, 2007. Amendment No. 2 to Supply Agreement was filed as Exhibit 10.51 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2007. The foregoing description of Amendment No. 3 is qualified in its entirety by reference to Amendment No. 3 which is attached hereto as Exhibit 10.57.

Item 8.01.    Other Events

Exercise of Option in Supply Agreement with Global Expertise Wafer Division, Ltd.

On June 17, 2007, Hoku Materials and Global Expertise Wafer Division, Ltd., or GEWD, entered into a Supply Agreement for the sale and delivery of polysilicon, or the GEWD Supply Agreement. Under the terms of the GEWD Supply Agreement, GEWD was required to provide Hoku Materials with $2 million in cash and one or more standby letters of credit to secure its additional prepayment obligation of approximately $51 million. GEWD paid Hoku the $2 million and provided a $25 million standby letter of credit when the GEWD Supply Agreement was signed in June 2007. Under the terms of the GEWD Supply Agreement, as the additional $26 million standby letter of credit was not provided to Hoku Materials by September 30, 2007, Hoku Materials has the option to reduce the amount of polysilicon to be shipped to GEWD, and to increase the price of the products. This option is required to be exercised by Hoku Materials by December 31, 2007, and was exercised by Hoku Materials on December 28, 2007.

On January 2, 2008, we issued a press release announcing that Hoku Materials had exercised this option, entitled "Hoku Exercises Option in Polysilicon Supply Agreement with Solar-Fabrik Subsidiary." The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit

Number                Description

10.57          Amendment No. 3 to Supply Agreement, dated December 28, 2007, by and between Sanyo Electric Co., Ltd., and Hoku Materials, Inc.

99.1            Press Release, dated January 2, 2008, entitled "Hoku Exercises Option in Polysilicon Supply Agreement with Solar-Fabrik Subsidiary."

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoku Scientific, Inc.

Date: January 02, 2008	By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-10.57	Amendment No. 3 to Supply Agreement, dated December 28, 2007, by and between Sanyo Electric Co., Ltd., and Hoku Materials, Inc.
EX-99.1	Press Release, dated January 2, 2008, entitled "Hoku Exercises Option in Polysilicon Supply Agreement with Solar-Fabrik Subsidiary."